Exhibit 99.1

FOR IMMEDIATE RELEASE

SEQUA CORPORATION TO COMMENCE MAILING OF
DEFINITIVE PROXY MATERIALS

Special Meeting of Stockholders to Vote On Proposed Merger
Scheduled for September 11, 2007

New York, NY, August 27, 2007 – Sequa Corporation (NYSE: SQA.A and SQA.B) (the “Company”), a diversified industrial company that produces a broad range of products through operating units in six business segments, announced today that it has filed with the Securities and Exchange Commission definitive proxy materials in connection with the Company’s pending merger agreement with Blue Jay Acquisition Corporation (“Blue Jay”), an affiliate of The Carlyle Group (“Carlyle”).  The mailing of such proxy materials to stockholders is expected to begin on August 28, 2007.  As previously announced on July 9, 2007, the Company entered into a definitive merger agreement under which affiliates of Carlyle will acquire the Company in a transaction valued at $2.7 billion (the “Merger”).  Subject to the satisfaction of the conditions set forth in the merger agreement, Blue Jay will acquire all of the outstanding Class A and Class B shares of the Company for $175.00 per share in cash, a premium of 54% to the closing prices of the Company’s Class A and Class B shares on July 6, 2007.  The Merger is expected to close in the fourth quarter of 2007.

A special meeting of the stockholders of the Company to consider and vote upon the proposed Merger has been scheduled for September 11, 2007 at 9:00 a.m., local time, at the offices of JPMorgan Chase & Co., Third Floor Auditorium, 270 Park Avenue, New York, New York.  The Company’s stockholders of record as of the close of business on August 27, 2007 will be entitled to vote at the special meeting.

The Board of Directors of the Company, acting upon the recommendation of the Transaction Committee, has unanimously approved the proposed Merger and recommends that all of the Company’s stockholders vote FOR the approval of the Merger.  The adoption of the merger agreement requires the affirmative vote of a majority of the combined outstanding voting power of the shares entitled to vote at the special meeting.  Stockholders are entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock of the Company owned at the close of business on the record date.

The executors of the estate of Norman E. Alexander and certain entities owned or controlled by them, holding in the aggregate shares representing approximately 54% of the outstanding voting power of the Company, have entered into a voting agreement under which they have agreed to vote all of their shares in favor of the Merger.

Stockholders are encouraged to read the Company’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed Merger and the reasons behind the Board of Directors’ unanimous recommendation that stockholders vote FOR the approval and adoption of the Merger.

Stockholders who have questions about the Merger or need assistance in submitting their proxy or voting their shares should contact the Company’s proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or collect at (212) 929-5500 or at proxy@mackenziepartners.com.

About Sequa

Sequa Corporation is a diversified manufacturer with operations organized around seven discrete operating units in the following industries: aerospace, automotive, metal coating, specialty chemical, industrial machinery, and other products. For additional information visit www.sequa.com.

Forward-Looking Statements

Statements in this press release regarding the proposed Merger, the expected effects, timing and completion of the proposed Merger and any other statements about the Company’s future expectations, beliefs, goals, plans or prospects constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act and Section 21E of the Exchange Act).  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements.  These statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and estimates expressed or implied in such forward-looking statements.  Risk factors, cautionary statements and other conditions which could cause the Company’s actual results to differ from management’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  The Company undertakes no obligation to update any statement to reflect events or circumstances that may arise after the date of this press release, except as required by securities laws.

In addition to the risks and uncertainties set forth in the Company’s reports or periodic reports filed with the Securities and Exchange Commission, the proposed Merger could be affected by, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company and others related to the merger agreement; failure to obtain stockholder approval or any other failure to satisfy other conditions required to complete the Merger, including required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the amount of the costs, fees, expenses and charges related to the Merger and the execution of certain financings that will be obtained to consummate the Merger; and the impact of the substantial indebtedness incurred to finance the consummation of the Merger.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger and required stockholder approval, the Company has filed relevant materials with the Securities and Exchange Commission, including a definitive proxy statement on Schedule 14A, which will be mailed to the stockholders of the Company. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain a free copy of the definitive proxy statement and other documents filed by the Company at the Securities and Exchange Commission's web site at www.sec.gov.

The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to the office of the Corporate Secretary at 212-986-5500.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers was included in the Company's Proxy Statement for its 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 13, 2007, and information concerning all of the Company's participants in the solicitation is included in the definitive proxy statement relating to the proposed Merger. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from the Company by directing such request to the address provided in the section above.

CONTACTS:

For Sequa:

Joele Frank / Marin Kaleya
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

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